UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2007

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

 Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 20, 2007, Zoran Corporation (the “Company”) issued a press release announcing the completion of its previously-announced independent investigation of the Company’s historical stock option practices and related accounting for option grants.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 3, 2006, Zoran announced that, at the recommendation of the Audit Committee, the Board of Directors had created a special committee of independent directors to conduct a review of Zoran’s historical stock option practices.  The special committee subsequently conducted an investigation with the assistance of independent outside counsel and reported to the Board of Directors.

The Board has concluded that there was no intentional misconduct by Zoran’s current senior management. The Company has determined that the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of those awards. The Company has also determined that the dates of a small number of stock option grants to non-executives were established retrospectively.  The Company has substantially completed its assessment of the accounting impacts of the change in measurement dates for certain stock option grants and based on that assessment, the Company and the Audit Committee concluded, on February 15, 2007, after consultations with management and independent advisors, that additional charges for stock-based compensation expense will be required, and that those charges will be material with respect to certain prior fiscal periods.  Zoran expects the aggregate amount of the additional non-cash compensation and other charges to be in the range of $12 million - $15 million, recognized in various amounts over the years 1997 through 2005.

The Company will restate previously issued historical financial statements to correct its past accounting for certain stock option grants.  It will record additional stock-based compensation expense and related tax impacts, and will also evaluate any other unrecorded adjustments previously determined to be immaterial.  Accordingly, the financial statements and related notes, financial press releases and similar communications issued by the Company, relating to fiscal periods beginning on or after January 1, 1997 should no longer be relied upon.

The Company’s management and the Audit Committee have discussed the matters disclosed under this Item 4.02(a) with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In connection with the special investigation findings and the Company’s restatement, the Company’s independent registered public accounting firm is currently in the process of conducting its review procedures.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 15, 2007, the Compensation Committee of the Board of Directors of Zoran Corporation approved the 2007 base salaries and target bonus amounts for Zoran’s executive officers.  2007 base salaries and target bonus amounts (as a percentage of base salary) are as follows:

Executive Officer	2007 Base Salary	2007 Target Bonus

Dr. Levy Gerzberg, President and Chief Executive Officer	$455,000	100%

Karl Schneider, Chief Financial Officer	$286,000	70%

Dr. Isaac Shenberg, Senior Vice President	$218,400	60%

Target bonuses are earned if revenue and earning per share targets set by the Board of Directors are achieved and, in the case of Mr. Schneider and Dr. Shenberg, individual MBO objectives are achieved.

Item 9.01:  Financial Statements and Exhibits

(d)  Exhibits

99.1         Press Release dated February 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORAN CORPORATION

Date: February 20, 2007	By:	/s/ KARL SCHNEIDER
Karl Schneider
Senior Vice President of Finance and
Chief Financial Officer

EXHIBIT LIST

99.1         Press Release dated February 20, 2007.